Sub-Item 77O

Dreyfus Premier Investment Funds, Inc.
Dreyfus Large Cap Value Fund

On April 11, 2011, Dreyfus Large Cap Value Fund, a series of Dreyfus Premier Investment Funds, Inc. (the "Fund"), purchased 6,110 shares of common stock issued by PPL Corporation (CUSIP No.: 69351T106) (the "Common Stock") at a purchase price of $25.54 per share including underwriting discounts and commissions of $0.759 per share. The Common Stock was purchased from Credit Suisse Securities (USA), LLC, a member of the underwriting syndicate of which BNY Mellon Capital Markets, LLC, an affiliate of the Fund's investment adviser, was also a member. BNY Mellon Capital Markets, LLC received no benefit in connection with the transaction. The following is a list of the syndicate's members:

Merrill, Lynch, Pierce, Fenner and Smith Incorporated
Credit Suisse Securities (USA) LLC 1
Barclays Capital Inc.
Morgan Stanley & Co. Incorporated
Wells Fargo Securities, LLC
Citigroup Global Markets Inc.
J.P. Morgan Securities LLC
UBS Securities LLC
Deutsche Bank Securities Inc.
Goldman, Sachs & Co.
The Williams Capital Group, L.P.
Santander Investment Securities Inc.
Scotia Capital (USA) Inc.
Mitsubishi UFJ Securities (USA), Inc.
RBS Securities Inc.
BNP Paribas Securities Corp.
Credit Agricole Securities (USA) Inc.
Mizuho Securities USA Inc.
PNC Capital Markets LLC
BNY Mellon Capital Markets, LLC
KeyBanc Capital Markets Inc.
RBC Capital Markets, LLC
SunTrust Robinson Humphrey, Inc
Piper Jaffray & Co.

Accompanying this statement are materials presented to the Board of Directors for the Fund, which ratified the purchase in compliance with the Fund’s Rule 10f-3 Procedures at a Board meeting held on October 5, 2011. These materials include additional information about the terms of the transaction.

PRE-PURCHASE APPROVAL FORM
PURCHASE OF SECURITIES UNDERWRITTEN BY AN AFFILIATE
Used for compliance with Rule 10f-3 and/or Rule 23B

1. Account/Fund Name: **Dreyfus Large Cap Value Fund**
2. Anticipated Purchase Date: **4/11/11**
3. Total Net Assets of Account/Fund: **$82,546,317.13**
4. Type and Description of Security to be Purchased: **PPL Corporation (PPL)**
5. Credit Rating of Security (Rating/Rating Agency): **n/a**
6. Name of Underwriting Syndicate Dealer Effecting Transaction: **Credit Suisse**
7. Name of Affiliated Underwriter in Underwriting Syndicate: **BNY Mellon Capital Markets**
8. Issue Size: **2,024,000,000.00**
9. CUSIP: **69351T106**
10. Amount Purchased by Account/Fund: **6,110**
11. Percentage of Principal Amount of Offering Purchased by Account/Fund: **0.000%**
12. Amount Purchased as a Percentage of Account/Fund Assets: **0.186%**
13. Purchase Price of Securities (if at par, so state): **$25.30**
14. Commission/Spread Received by Principal Underwriters: **$0.45540**
15. Yield (as applicable): **n/a**
16. Average Yield of Security Purchased by Non-affiliated Entities on Date of Purchase **n/a**
17. The Affiliated Purchase Should be Reported to the BOD of which Entities: **Bank of New York Mellon, N.A.**

    Other (Describe) **Dreyfus**

Mutual Fund Purchases Only:
1. Was Price paid for all block purchases the same for all participants? (Must be Yes): **Yes**
2. Was Security Purchased on Offer Date? (Must be Yes): **Yes**
3. Was Issuer in continuous operation for at least 3 years? (Must be Yes): **Yes**
4. Was the Offering Part of firm commitment by Underwriter? (Must be Yes): **Yes**
5. Did affiliated Underwriter benefit directly from the Purchase? (Must be No): **No**
6. Was the Commission or Spread paid reasonable as compared to Transactions with non-affiliated Parties? (Must be Yes): **Yes**

REPRESENTATIONS (Check box to make specific affirmation of all points listed below OR Trade Can Not Be Made) X

This transaction complies with all applicable provisions of the *Policy For Fiduciary Account Purchases Of Securities Underwritten By An Affiliate*?

- **This purchase will not be designated as a "group sale" or otherwise allocated to the affiliated underwriter's account and the purchase of these securities will not benefit a direct or indirect affiliate entity of Mellon.**
- The decision to enter into this transaction is based solely on the best interests of the account/fund and not upon the interests of any Mellon affiliate or any other party, including, without limitation, another party to the transaction.
- The securities will be purchased prior to the end of the first day on which any sales are made, at a price that will not be more than the price paid by each other purchaser of the securities in that offering or any concurrent offering of the securities. If the securities are offered for subscription upon exercise of rights, the securities will be purchased on or before the fourth day preceding the day on which the rights offering terminated.
- The underwriting Affiliate indicates that its share of **equity securities does not exceed 5% of the entire offering**.
- The adviser has determined that the securities purchased are in accordance with Rule 10f-3 policies and procedures in which the applicable fund is permitted to invest in its prospectus. **Rule 10f-3 permits only a 25% of purchase issue of a fixed income asset portfolio.**
- **Note: If transaction pertains to an account governed by ERISA, Exhibit E, ERISA checklist per DOL PTE 75-1 must be completed and submitted as required. Please check box ☐ if Exhibit E is required—if so, please complete and submit.**

LOB Asset Management Unit (Print) **The Boston Company Asset Management, LLC**
AND
LOB Portfolio Manager Name (Print) **Brian Ferguson** Signature Brian C Ferguson Date: **as of 4/11/11**
AND
LOB CIO/Designate Name (Print) **John Truschel** Signature John Truschel Date: **as of 4/11/11**
AND
Chief Compliance Officer Name (Print) **Jennifer Cassedy** Signature Jennifer Cassedy Date: **as of 4/11/11**

To: Nicholas M. Rotunno Phone 412-234-5514 - Fiduciary Risk Management (151-0947)
Fund Chief Compliance Officer (For Affiliated Mutual Fund Purchases Only)

Table of Contents

Filed Pursuant to Rule 424(b)(5)
Registration File No. 333-158200

Common stock fee table

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Common Stock, par value $.01	92,000,000	$25.30	$2,327,600,000.00	$270,234.36

(1) Calculated in accordance with Rule 457(r) and 457(o) under the Securities Act of 1933.

PROSPECTUS SUPPLEMENT
(To Prospectus dated March 25, 2009)

80,000,000 Shares

PPL Corporation

Common Stock

We are offering 80,000,000 shares of our common stock. Our common stock is listed on the New York Stock Exchange under the symbol "PPL". The last reported sale price of our common stock on April 11, 2011 was $25.69 per share.

Investing in our common stock involves certain risks. See "Risk Factors" beginning on page S-7 of this prospectus supplement, page 3 of the accompanying prospectus and in Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2010.

	Per Share	Total
Public offering price	$ 25.30	$2,024,000,000
Underwriting discounts and commissions	$ 0.759	$ 60,720,000
Proceeds, before expenses, to us	$24.541	$1,963,280,000

We have granted to the underwriters a 30-day option to purchase from us on a pro rata basis up to 12,000,000 additional shares of our common stock at the public offering price less the underwriting discounts and commissions, solely to cover over-allotments.

Concurrently with this offering, we are offering, by means of a separate prospectus supplement, 17,000,000 equity units (or 19,550,000 equity units if the underwriters of that offering exercise in full their over-allotment option) at a price of $50 per equity unit. This offering of common stock is not contingent on the offering of equity units and the offering of equity units is not contingent upon this offering of common stock. See "Concurrent Equity Units Offering" in this prospectus supplement.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares on or about April 15, 2011.

Joint Book-Running Managers

BofA Merrill Lynch **Credit Suisse**

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